UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 30, 2026
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

Item 7.01 Regulation FD Disclosure

Despite what has become another challenging first quarter operating environment in 2026, Air Group continues to execute well on its strategy and areas of the business within its control, with encouraging revenue trends heading into the peak travel season. Demand has shown continued strength throughout our network, with unit revenue tracking in line with prior expectations and capacity toward the high end of the previously guided range, up ~2%, supported by one of the most reliable operations in the industry.

The clear underlying demand strength that began in Q4 of 2025 and accelerated into the new year has recently been challenged by several external events.

These include demand pullback in Mexico due to unrest in Puerto Vallarta as well as severe rainstorms and historic flooding in Hawaiʻi, which combined represent ~30% of our capacity. Impacts are being seen in both March and April, including during peak West Coast Spring Break travel periods. With respect to Hawai’i, we do not believe there will be a longer-term structural impact and expect demand to fully recover.

Revenue trends across the rest of the network heading into Q2 2026 are encouraging. Managed corporate demand remains a standout, with forward bookings over the next 90 days up more than 25% year over year. Held second quarter yields and load factors are also up year over year with significant strength in May and June. With 55% of the quarter’s revenue still to come, Air Group is well positioned for peak travel periods during our seasonally strongest quarter.

Fuel costs have increased materially due to sharply higher crude and refining prices – with refining margins that have been particularly volatile in recent weeks. Our lowest cost source of fuel typically comes from Singapore which represents approximately 20% of Air Group’s fuel supply. These refining margins have surged ~400% since early February, from an average of ~$0.45 to ~$2.25 per gallon. This compares to US refining costs that are up ~140% in the same period. As a result, economic fuel price is now expected to average $2.90 to $3.00 per gallon, representing an incremental EPS headwind of at least ($0.70). Absent impacts from fuel, Puerto Vallarta, and Hawaiʻi storms, Air Group’s results would have exceeded the midpoint of original guidance, however Q1 2026 adjusted loss per share is now expected to be ($2.00) to ($1.50).

Pursuant to 17 CFR Part 243 (Regulation FD), the Company is submitting information relating to its financial and operational outlook. In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Statement Regarding Forward-Looking Statements:

This Current Report on Form 8-K may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a discussion of risks and uncertainties that may cause our forward-looking statements to differ materially, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2025. Some of these risks include competition; labor costs, relations, and availability; general economic conditions; increases in operating costs, including fuel; uncertainties regarding the ability to successfully integrate operations following the acquisition of Hawaiian Holdings, Inc., and the ability to realize anticipated cost savings, synergies, or growth from the acquisition; inability to meet cost reduction and other strategic goals; seasonal fluctuations in demand and financial results; supply chain risks; events that negatively impact aviation safety and security; and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: March 30, 2026

/s/ Emily Halverson
Emily Halverson
Vice President Finance, Controller, and Treasurer